UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012

IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California		91302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 818-871-1800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 21, 2012 (the “Closing Date”), Ixia (the “Company”), as the Borrower, and certain wholly owned subsidiaries of the Company, as the Guarantors, entered into a Credit Agreement (the “Agreement”) with Bank of America, N.A. as administrative agent, swingline lender and letter of credit issuer, and with the other lenders a party thereto.

The Agreement provides for a revolving credit loan (the “Credit Facility”) in an amount of up to $150,000,000, with sub-limits of $25,000,000 for the issuance of standby letters of credit and $15,000,000 for swingline loans. The amount available under the Credit Facility may be increased by up to an additional $50,000,000 upon the Company’s request and subject to the agreement of the lenders who are parties to the Agreement.

The Company may use the proceeds of the Credit Facility for (i) working capital, capital expenditures and general corporate purposes, (ii) share repurchases, (iii) the partial refinancing of the Company’s 3.00% Senior Convertible Notes due December 15, 2015 (the “Convertible Notes”) and/or (iv) acquisitions, in each case as permitted by applicable law and the Agreement. The maturity date of the Credit Facility is December 21, 2016, subject to acceleration under certain circumstances during the six-month period beginning on June 15, 2015.

The Company’s obligations under the Credit Facility are guaranteed by Anue Systems, Inc., BreakingPoint Systems, Inc., Catapult Communications Corporation and VeriWave, Inc., all of which are wholly owned domestic subsidiaries of the Company (collectively, the “Guarantors”). The Company’s and the Guarantors’ obligations under the Agreement are secured by (i) a first priority perfected security interest in substantially all existing and after acquired tangible and intangible personal property of the Company and the Guarantors and (ii) the pledge by the Company and the Guarantors of (a) all outstanding equity securities of their domestic subsidiaries, including, in the case of the Company, the outstanding equity securities of each of the Guarantors and (b) 65% of the outstanding equity securities of their respective first-tier foreign subsidiaries, including, in the case of Catapult Communications Corporation, 65% of the outstanding equity securities of Ixia Technologies International Limited, a company organized under the laws of Ireland.

Borrowings under the Credit Facility will bear interest, at the Company’s option, either at a Eurodollar Rate (as defined in the Agreement) or at the Base Rate (as defined in the Agreement), plus the applicable margin ranging from 1.75% to 2.25% per annum (in the case of loans based on the Eurodollar Rate) or 0.75% to 1.25% per annum (in the case of loans based on the Base Rate). The applicable margin for borrowings under the Credit Facility depends on the Company’s consolidated leverage ratio. The fees for letters of credit will accrue at the applicable margin for loans based on the Eurodollar Rate, and the swingline loans will bear interest at the applicable margin for loans based on the Base Rate. If the Company defaults under the Credit Facility, the lenders may increase the interest rate on all outstanding amounts to 2.0% more than the rate otherwise applicable. The Company is required to pay certain fees under the Credit Facility, including an unused commitment fee payable quarterly in arrears.

The Agreement contains reporting covenants typical for transactions comparable to the Credit Facility, including covenants to furnish the lenders with financial statements and other financial and business information and notice of certain material events and information regarding collateral. The Agreement contains customary affirmative covenants, including covenants relating to the payment of obligations, preservation of existence and of patent, trademark, trade name and copyright registrations, maintenance of properties and insurance, compliance with laws and material contractual obligations, books and records, inspection rights, use of proceeds, addition of subsidiary guarantors and security for the Credit Facility.

The Agreement also contains customary negative covenants, including restrictions relating to liens and additional indebtedness, investments, mergers, liquidations and other fundamental changes, the sale and other disposition of properties and assets, restricted payments, changes in lines of business, transactions with affiliates and use of proceeds.

The Agreement includes the following financial covenants:

•

Consolidated Interest Coverage Ratio. The ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Charges (as such terms are defined in the Agreement) for the four most recently completed fiscal quarters (or for such lesser number of quarters as have been completed since the Closing Date) may not be less than 3.50 to 1.00.

•

Consolidated Leverage Ratio. The ratio of (i) Consolidated Funded Indebtedness to (ii) Consolidated EDITDA (as such terms are defined in the Agreement) for the four most recently completed fiscal quarters (or for such lesser number of quarters as have been completed since the Closing Date) may not exceed 3.50 to 1.00 for measurement periods ending on or before June 30, 2014, and 3.00 to 1.00 for measurement periods ending thereafter.

The Agreement contains customary events of default, including the non-payment of amounts due, failure to perform under the covenants, breaches of representations and warranties, cross-defaults relating to certain other indebtedness, institution of insolvency proceedings, inability to pay debts as they become due, entry of certain judgments, ERISA-related events, invalidity of loan documents, change of control events and ineffectiveness of subordination provisions.

Some of the lenders under the Agreement and/or their affiliates have or may have had various relationships with the Company and/or its subsidiaries involving the provision of a variety of financial services, including investment banking, underwriting and commercial banking, for which the lenders and/or their affiliates receive or received customary fees and, in some cases, out-of-pocket expenses.

The foregoing description of the Agreement is only a summary and does not purport to be complete, and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

The following Exhibit is filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Credit Agreement dated as of December 21, 2012, by and among Ixia, as the Borrower, Anue Systems, Inc., BreakingPoint Systems, Inc., Catapult Communications Corporation and VeriWave, Inc., as the Guarantors, Bank of America, N.A., as Administrative Agent, Swingline Lender and Letter of Credit Issuer, and the Other Lenders a Party Thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia
Dated: December 28, 2012	By:	/s/ Ronald W. Buckly
Ronald W. Buckly
Senior Vice President, Corporate Affairs and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated as of December 21, 2012, by and among Ixia, as the Borrower, Anue Systems, Inc., BreakingPoint Systems, Inc., Catapult Communications Corporation and VeriWave, Inc., as the Guarantors, Bank of America, N.A., as Administrative Agent, Swingline Lender and Letter of Credit Issuer, and the Other Lenders a Party Thereto